UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2014

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01.	Regulation FD Disclosure.

On May 1, 2014, the Company issued a press release announcing the filing of a patent infringement lawsuit against Qualcomm Incorporated, Qualcomm Atheros, Inc., HTC Corporation and HTC America, Inc.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, and the exhibits related thereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, and the exhibits related thereto, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On May 1,2014,  ParkerVision, Inc. (the “Company’) filed a patent infringement complaint against Qualcomm, Incorporated, Qualcomm Atheros, Inc., HTC Corporation and HTC America, Inc. (collectively, the “Defendants”) in the United States District Court for the Middle District of Florida.

The Complaint alleges that the Defendants are infringing the following seven ParkerVision patents:  (i) U.S. Patent 6,091,940, “Method and System for Frequency Up-Conversion” issued July 18, 2000 and expiring October 21, 2018 (“the ‘940 Patent”), (ii) U.S. Patent 6,704,549, “Multi-mode, Multi-band Communication System” issued March 9, 2004 and expiring on January 3, 2020 (“the ‘549 Patent), (iii) U.S. Patent 6,873,836, “Universal Platform Module and Methods and Apparatus Relating thereto Enabled by Universal Frequency Translation Technology” issued March 29, 2005 and expiring on March 3, 2019 (“the ‘836 Patent), (iv) U.S. Patent 7,039,372, “Method and System for Frequency Up-Conversion with Modulation Embodiments” issued May 2, 2006 and expiring October 21, 2018 (“the ‘372 Patent”), (v) U.S. Patent 7,050,508, “Method and System for Frequency Up-Conversion with a Variety of Transmitter Configurations” issued May 23, 2006 and expiring October 21, 2018 (“the ‘508 Patent”), (vi) U.S. Patent 7,966,012, “Wireless Protocol Converter” issued June 21, 2011 and expiring September 19, 2024 (“the ‘012 Patent”), and (vii) U.S. Patent 8,190,116, “Methods and Systems for Down-Converting a Signal Using Complementary Transistor Structure” issued May 29, 2012 and expiring October 21, 2018 (“the ‘116 Patent).

The Complaint names the following Qualcomm products as infringing devices: Qualcomm RTR8600, Qualcomm QTR8200, Qualcomm QSC6270 combination radio frequency (RF) transceiver-baseband chip, Qualcomm chipsets that include an RTR6285 transceiver and QSD8250 baseband, Qualcomm chipsets that include a Qualcomm RTR8600, WCN3660 and MSM8960, any other Qualcomm device that is capable of up-conversion of a lower frequency signal to a higher frequency signal as claimed in the ‘940 Patent and/or the ‘508 Patent, any other Qualcomm device that is capable of modulating an information signal to create an angle modulated harmonically rich signal as claimed in the ‘549 Patent, any other Qualcomm device or combination of devices that are capable of operation on multiple standards and/or protocols as claimed in the ‘836 patent, any other Qualcomm device that is capable of up-converting and modulating an information signal as claimed in the ‘372 patent, any other Qualcomm device that is capable of interfacing between broadband wireless communication systems and Local Area Networks as claimed in the ‘012 patent, and any other Qualcomm device that is capable of down-converting an input signal with an energy transfer control signal comprised of a plurality of pulses as claimed in the ‘116 patent.

The Complaint further names any HTC device that incorporates the Qualcomm devices listed above as infringing including, but not limited to the HTC Evo 4G LTE cellular telephone handset (that incorporates Qualcomm’s RTR8600, WCN3660 and MSM8960), the HTC Flyer tablet (that incorporates Qualcomm’s QTR8200), and the HTC Surround handset (that incorporates Qualcomm’s RTR6285 transceiver and QSD8250 baseband processor).

ParkerVision is seeking: (i) a judgment of direct and/or indirect infringement of one or more claims of each of the patents listed above, (ii) unspecified damages, (iii) a finding that Qualcomm’s infringement is willful, (iv) pre- and post-judgment interest on any damages awarded, (v) attorneys’ fees and costs, (vi) a preliminary and a permanent injunction, and (vii) compulsory future royalties for any patent for which an injunction is not issued.

The Company has engaged the law firm of McKool Smith on a partial contingency basis to represent it in this litigation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014
PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer